CUSIP No. L0415A 103	Page 9 of 9

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares, nominal value US$0.01 per share of Auna S.A., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: August 22, 2024

Grupo Angeles Servicios de Salud, S.A. de C.V.

/s/ Jose Luis Alberdi Gonzalez
Name: Jose Luis Alberdi Gonzalez
Title: Legal Vice President

Grupo Empresarial Angeles, S.A. de C.V.

/s/ Jose Luis Alberdi Gonzalez
Name: Jose Luis Alberdi Gonzalez
Title: Legal Vice President

Corpvaza S.A. de C.V.

/s/ Jose Luis Alberdi Gonzalez
Name: Jose Luis Alberdi Gonzalez
Title: Legal Vice President

Olegario Vázquez Aldir

/s/ Jose Luis Alberdi Gonzalez
Name: Jose Luis Alberdi Gonzalez
Title: Authorized Signatory